UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2023

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SAFT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 5, 2023, David F. Brussard, the Chairperson of the Company’s Board of Directors, informed the Board of his intention to not seek re-election to the Board of Directors and retire effective at the 2023 Annual Meeting on May 17, 2023.  Mr. Brussard has been a member of the Company’s Board of Directors since 2002.

With the retirement of Mr. Brussard, the Board of Directors has elected Mr. George Murphy, President and Chief Executive Officer, to additionally serve as the Chairperson of the Board, effective May 17, 2023.

(d) On April 5, 2023, the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”), on the recommendation of the Nominating and Governance Committee of the Board, elected Charles J. Brophy III, 66, to the Board as a Class I director of the Company, to serve in such capacity until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation, death or removal.

Mr. Brophy joins the Board with over 30 years of experience in the insurance industry. He currently serves as the Regional President (US East) of HUB International and has extensive commercial and personal sales development and management experience. Mr. Brophy joined HUB International, New England when the company acquired C.J McCarthy agency, an independent insurance agency.

Over his 22 years with HUB International, he has led significant growth from an agency with commission revenue of $12 million and 50 employees into their current insurance agency with over $225 million in commission revenue and 800 employees operating in Massachusetts, Connecticut, Maine, Rhode Island and Vermont. Mr. Brophy has been involved in numerous acquisitions of independent agencies and other service entities that add to the products and offerings that HUB International makes available to its clients. Prior to joining HUB International, Mr. Brophy was a director at Bain Hogg Robinson, LLC and began his career in commercial lines underwriting with the Travelers Insurance Company.

Mr. Brophy was the 2016 Massachusetts Insurance Professional of the Year and has served on various Advisory Councils for the Hartford Insurance Group, Arbella Mutual Insurance, and Hanover Insurance Group. He is also a board member at the Insurance Library Association of Boston.

We believe that Mr. Brophy’s deep insurance knowledge, specifically in the agency marketplace, along with his executive leadership experience provides insight regarding decisions and other matters of importance to the Company, which we believe well qualify him to serve as a Director.

In accordance with the Company’s non-employee director compensation policy, Mr. Brophy will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees. Mr. Brophy currently maintains stock ownership that is greater than four times the Company’s director retainer requirement.

There are no arrangements or understandings between Mr. Brophy and any other persons pursuant to which he was selected as a director.  There have been no transactions involving Mr. Brophy that would require disclosure under Item 404(a) of Regulation S-K.

(d) On April 5, 2023, the Board, on the recommendation of the Nominating and Governance Committee of the Board, elected Dennis J. Langwell, 64, to the Board as a Class I director of the Company, to serve in such capacity until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation, death or removal.

In 2021, Mr. Langwell retired from Liberty Mutual Insurance, a Fortune 100 company, after over 25 years in various executive, strategic, and financial positions, until his retirement in 2021. His most recent position was as Vice Chairman of Insurance Operations from mid-2021 to the end of 2021. Prior to that he was President of Global Risk Solutions where he led the company’s $15 billion global commercial insurance business. This newly formed entity combined three previously autonomous units operating in the same markets and distribution channels. He also previously served as Executive Vice President and Chief Financial Officer of the overall Liberty Mutual organization from 2003 to 2018.

As CFO, he guided strategy to ensure financial stability and profitability and oversaw nearly 20 acquisitions that assisted the organization in growing their premium from $15 billion dollars to $42 billion dollars. In addition to leading Liberty’s corporate accounting and reporting, he was responsible for the organization’s reinsurance purchasing, corporate actuarial, taxes, and merger and acquisition areas. He collaborated with the board of directors on a range of topics including the creation of a framework for a risk committee that leveraged the organizations Enterprise Risk Management function. Mr. Langwell began his career with KPMG and has nearly forty years of insurance and finance experience at different carriers.

Mr. Langwell serves as a trustee for Providence College, where he received his Bachelor of Science in Accounting. Mr. Langwell qualifies as an “Audit Committee Financial Expert” as defined by the U.S. Securities and Exchange Committee rules.

We believe that Mr. Langwell’s executive leadership experience, his knowledge of the property and casualty industry, and his financial and accounting expertise, provides insight regarding decisions and other matters of importance to the Company, which we believe well qualify him to serve as a Director.

In accordance with the Company’s non-employee director compensation policy, Mr. Langwell will receive an annual cash retainer of $95,000 for his service on the Board. The Company will also reimburse Mr. Langwell for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees.  On May 17, 2023, Mr. Langwell will be granted 1,000 shares of restricted stock.  Board of Director members must maintain stock ownership equal to at least four times their annual retainer. This requirement must be met within five years of becoming a director.

There are no arrangements or understandings between Mr. Langwell and any other persons pursuant to which he was selected as a director.  There have been no transactions involving Mr. Langwell that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit NumberDescription

99.1  Text of press release issued by the Company dated April 5, 2023.

104 The cover page from this Current Report on form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date: April 5, 2023	By:	/s/ CHRISTOPHER T. WHITFORD
Christopher T. Whitford
V.P., Chief Financial Officer and Secretary